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                  U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 --------------
                                | SEC FORM 8-K |
                                 --------------
       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:
                        (Date of earliest event reported)
                                  July 7, 2003

                           -----------------------
                          |World Associates, Inc.|
                           -----------------------

                     Stock Symbol:  OTC WAIV Commission
                            File Number 000-27949

                       Nevada                     88-0406903
            (State of incorporation)          (IRS Employer ID)


                            World Associates, Inc.
                        4160 S. Pecos Road, Suite 20
                          Las Vegas, Nevada 89121

                              (702) 914-6092


                                TRANSFER AGENT:

                        Pacific Stock Transfer Company
                       500 E. Warm Springs Rd., St. 240
                           Las Vegas, Nevada 89119
                              (702) 361-3033







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 ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

As a result of events described below (refer to UPDATE ON LEGAL MATTERS PENDING under ITEM 5.), title to Heritage Gardens was transferred to a Third Party. The exact affect on the Company's balance sheet will be reflected in the Company's September 30, 2003 financial statements. Heritage Gardens represented $1,650,000 in book value at the time it was acquired in consideration for World Associates, Inc. Series B Preferred Stock. The Company expects that the book value of the Company's assets will be reduced accordingly and the obligation represented by Series B will be terminated. (See ITEM 5. below for further information.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

REGARDING LEGAL MATTERS PENDING:

On the Form 10QSB filed for the period ending March 31, 2003 the Company disclosed the following repeated here for reference:

In or about July 2002, Superior Development, Inc., a Nevada corporation ("SDI") sold and deeded certain real property which it owned to Superior Real Estate, Inc., a wholly owned subsidiary of the Company ("Superior", and a separate and distinct corporation from SDI. In January and April 2003, Howard M. Palmer ("Palmer"), the CEO of SDI, purporting to act as the President of Superior, when in fact he was not and is not an officer or agent of Superior and he had no authority to act on its behalf, executed deeds purporting to convey three properties it had sold to Superior in July of 2002. Concurrently, purporting to act on behalf of SDI, Mr. Palmer executed a second set of deeds to convey the same properties to a "Third Party" in return for cash and other consideration, who claimed to be a bona fide purchaser of the properties for value.

When the Company became aware of the purported transfers it immediately challenged them on various grounds including; (i) Palmer was never an officer or director of Superior (the owner of the properties) and he had no authority to act on behalf of Superior with respect to the them, (ii) the deeds executed by Palmer, purportedly on behalf of Superior, were unauthorized, forged and, therefore, void documents which conveyed no title to SDI, and (iii) the transactions were not authorized by SDI's board of directors; as a result none of the purported transfers, from Superior to SDI and then to the Third Party, had any legal effect.

On or about April 23, 2003, Superior filed the following legal actions against SDI, Palmer, the Third Party and others: Complaint for Quiet Title, Cancellation of Instruments and Slander of Title, being Kern County Superior Court Case No. 249953 SPC (entitled Superior Real Estate, Inc. v. Superior Development, Inc., et al.) and San Bernardino County Superior Court Case No. MCV 05304 (entitled Superior Real Estate, Inc. v. Superior Development, Inc. et al) (collectively the "Actions"). On or about April 24, 2003, the Company caused a Notice of Pending Action (Lis Pendens) to be recorded against the three properties to protect its interest.

After the Actions were filed, the Company and the Third Party entered into settlement negotiations. The Company believes it is likely these negotiations will be finalized shortly, but there is no assurance that will occur. The Company intends to pursue its claims against Mr. Palmer and SDI.



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UPDATE ON LEGAL MATTERS PENDING:

The Company recently finalized a settlement with the above Third Party that resulted in the following:

- Two corrective deeds were recorded as of Sept 7, 2003 assured the ownership records indicate Superior Real Estate, Inc. as the owner of record;

- The parties agreed to a method for settling certain judgments that affect both Heritage Gardens and property owned by Superior;

- All legal actions against the Third Party were dismissed and Superior agreed to take no further action against Third Party unless the settlement agreement is breached;

- The Third Party agreed not to deal with Palmer on properties owned by the Company;

- Each parties agreed the settlement does not restrict either parties from pursuing further action against SDI or Howard Palmer;

- One property, Heritage Gardens, associated with World Associates, Inc. Series B Preferred Stock, shall remain in the name of the Third Party as a part of the settlement.

The Company was holding Heritage Gardens in a pending status while matters affecting the property were being worked out. (refer to: Form 10QSB for the period ending Sept 30, 2002, Form 10KSB for the period ending Dec 31, 2002 and
Form 10QSB for the period ending March 31, 2003)   Now that ownership of this
property has transferred to the Third Party as part of the settlement, shareholders can expect the balance sheet of the Company to be adjusted accordingly. (See note under ITEM 2. above) Those changes will be reflected the Company financial statements for the period ending September 30, 2003.

The Company amended its complaint against Howard Palmer, SDI and others for; Quiet Title, Slander of Title, Intentional Interference with Prospective Economic Advantage, Negligent Interference with Prospective Economic Advantage, Unfair Competition, Breach of Contract, Fraud, For Possession of Personal Property, and to Remove Cloud on Title.

As a result of the actions taken by SDI and Howard Palmer, the Company intends reconsider what value, if any, is due to SDI as a result an agreement wherein it acquired certain property in consideration for its Series A, B, C, E and F. (Refer to Form 10KSB for the period ending Dec 31, 2002 for complete details.) That Agreement provided the Company with certain protective covenants in the event of a default by SDI and Superior may be entitled to additional damages and other relief that is yet to be determined. Those damages may reduce the amount currently owed by the Company under the above Preferred Stock. The outcome will not be known until matters proceed through the process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

World Associate, Inc.
/s/  Randall Prouty, President         Date:  July 31, 2003